Exhibit 10.8
DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT AND FIXTURE FILING
(Loan A)
This document serves as a Fixture Filing under the District of Columbia Uniform Commercial Code.
Grantor’s Organizational Identification Number is S037833.
     THIS DEED OF TRUST, ASSIGNMENT, SECURITY AGREEMENT AND FIXTURE FILING is made as of August 28, 2007, by SUNRISE CONNECTICUT AVENUE ASSISTED LIVING, L.L.C., a limited liability company organized and existing under the laws of the Commonwealth of Virginia (“Grantor”), ALEXANDRA JOHNS and ELLEN-ELIZABETH LEE, as Trustees either of whom may act (the “Individual Trustees”), and CHEVY CHASE BANK, F.S.B., a federally chartered savings bank, as Agent (“Beneficiary”).
RECITALS
     A. Grantor, Beneficiary and certain lenders named therein (individually a “Lender” and collectively, “Lenders”) are parties to a Loan and Security Agreement (Loan A) dated of even date herewith (as amended, extended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”). Pursuant to the Loan Agreement the Lenders have agreed to make a loan (herein referred to as the “Loan”) to Grantor in the principal amount of $30,000,000. The Loan will be evidenced by Grantor’s Deed of Trust Notes of even date herewith (as amended, extended, restated, supplemented or otherwise modified from time to time, herein referred to collectively as the “Note”).
     B. As a condition precedent to making the Loan to Grantor, Lenders and Beneficiary required that Grantor secure the payment and performance of all obligations of Grantor arising out of, or in connection with, the Loan by the execution of this Deed of Trust.
     NOW, THEREFORE, in order to induce Lenders to make the Loan to Grantor, Grantor agrees as follows:
ARTICLE I
DEFINITIONS, RULES OF CONSTRUCTION
     Section 1.1 Definitions.
     As used in this Deed of Trust, Assignment, Security Agreement and Fixture Filing, the terms defined in the Preamble and Recitals hereto shall have the respective meanings specified therein, and the following terms shall have the meanings indicated:
     “Accounts” means all presently existing or hereafter acquired or created accounts, accounts receivable, contract rights, notes, drafts, instruments, acceptances, chattel paper, leases and writings evidencing a monetary obligation or a security interest in or a lease of goods, all rights to receive the payment of money or other consideration under present or future contracts

(including, without limitation, all rights to receive the payment of money or other consideration from, or on behalf of, Medicare or Medicaid, except to the extent prohibited by law, any private pay patient, and all rights to receive payments under presently existing or hereafter acquired or created letters of credit), or by virtue of services rendered, loans and advances made or other considerations given, by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, insurance policy, instrument, document or general intangible, and all extensions and renewals of any thereof, all rights under or arising out of present or future contracts or agreements which gave rise to any or all of the foregoing, including all claims or causes of action now existing or hereafter arising in connection with or under any agreement or document or by operation of law or otherwise, all collateral security of any kind (including real property mortgages) given by any person with respect to any of the foregoing, all rights to receive payment under all admission agreements and all third-party payor contracts (including Medicare and Medicaid except to the extent prohibited by law), and any and all depository accounts, except resident trust accounts, into which the proceeds of all or any portion of such accounts may be now or hereafter deposited, and all proceeds (cash and non-cash) of the foregoing.
     “Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.
     “Casualty” means any act or occurrence of any kind or nature that results in damage, loss or destruction to the Property.
     “Claim” means any liability, suit, action, claim, demand, loss, expense (including, without limitation, attorney’s fees) or cost of any kind or nature whatsoever.
     “Condemnation” means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any Governmental Authority or by any Person acting under Governmental Authority.
     “Condemnation Awards” means any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.
     “Contracts of Sale” means any contracts for the sale of all or any part of the Property or any interest therein, whether now or hereafter executed, including, without limitation, all of the Proceeds thereof, any funds deposited thereunder to secure performance by the purchasers of their obligations and the right, after the occurrence of an Event of Default, to receive and collect all payments due under any contracts of sale.
     “Deed of Trust” means this Deed of Trust, Assignment, Security Agreement and Fixture Filing (Loan A) executed by Grantor for the benefit of Beneficiary, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

     “Default” means an event which, with the giving of Notice or lapse of time, or both, could or would constitute an Event of Default under the provisions of this Deed of Trust.
     “Encumbrance” means any Lien, easement, right of way, roadway (public or private), common area, condominium regime, cooperative housing regime, restrictive covenant, Lease or other matter of any nature that would affect title to the Property.
     “Environmental Assessment” means a report of an environmental assessment of the Property of such scope (including but not limited to the taking of soil borings and air and groundwater samples and other above and below ground testing) as Beneficiary may request, prepared by a recognized environmental consulting firm acceptable to Beneficiary in all respects and sufficient in detail to comply with Beneficiary’s established guidelines and the guidelines of any appropriate Governmental Authority.
     “Environmental Requirement” means any Law or other agreement or restriction, whether public or private (including but not limited to any condition or requirement imposed by any insurer or surety company), now existing or hereafter created, issued or enacted and all amendments thereto, modifications thereof and substitutions therefor, which in any way pertains to human health, safety or welfare, Hazardous Materials, Hazardous Materials Contamination or the environment (including but not limited to ground, air, water or noise pollution or contamination, and underground or above ground tanks) and shall include without limitation, the Resource Conservation and Recovery Act (the Solid Waste Disposal Act), 42 U.S.C. § 6901 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq. (“CERCLA”), as amended by the Superfund Amendments and Reauthorization Act of 1986 (“SARA”); the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; the Clean Air Act, 42 U.S.C. § 7401 et seq.; the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq.; and the Safe Drinking Water Act, 42 U.S.C. § 300f et seq.
     “Equipment” means all building materials, fixtures, equipment and other tangible personal property of every kind and nature whatsoever (other than consumable goods, and trade fixtures or other personal property owned by tenants occupying the Improvements), now or hereafter located or contained in or upon, or attached to, the Real Property, whether now owned or hereafter acquired by Grantor, together with all Additions to the Equipment and Proceeds thereof.
     “Event of Default” means the occurrence of any one or more of the events specified in ARTICLE VI (Events of Default) and the continuance of such event beyond the applicable cure periods, if any, set forth in ARTICLE VI.
     “Expenses” means all costs and expenses of any nature whatsoever incurred at any time and from time to time (whether before or after an Event of Default) by Beneficiary or the Trustees in exercising or enforcing any rights, powers and remedies provided in this Deed of Trust or any of the other Financing Documents, including, without limitation, reasonable attorney’s fees, court costs, receiver’s fees, management fees and costs incurred in the repair, maintenance and operation of, or taking possession of, or selling, the Property.

     “Facility” means an assisted living facility located on the Property and known as “Sunrise of Connecticut Avenue.”
     “Financing Documents” means this Deed of Trust, the Note, the Loan Agreement, the Guaranty and any and all other documents which Grantor, Guarantor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee all or any portion of the Obligations, as the same may from time to time be extended, amended, restated or substituted from time to time.
     “Governmental Authority” means any governmental or quasi-governmental entity, including, without limitation, any department, commission, board, bureau, agency, administration, service or other instrumentality of any governmental entity.
     “Guarantor” means Sunrise Senior Living, Inc. and its successors and assigns.
     “Guaranty” means the Guaranty of Payment (Loan A) of even date hereof executed by Guarantor for the benefit of the Agent and Lenders, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
     “Hazardous Materials” means any and all hazardous or toxic substances, wastes or materials which, because of their quantity, concentration, or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard or nuisance to human health, safety or welfare or to the environment when used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled, including without limitation, any substance, waste or material which is or contains asbestos, radon, polychlorinated biphenyls, urea formaldehyde, explosives, radioactive materials or petroleum products.
     “Hazardous Materials Contamination” means the contamination (whether presently existing or occurring after the date of this Deed of Trust) of the Improvements, facilities, soil, ground water, air or other elements on, in or constituting a part of, the Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, ground water, air or other elements on, in or constituting a part of, any other property as a result of Hazardous Materials at any time (whether before or after the date of this Deed of Trust) emanating from the Property.
     “Improvements” means the Facility and all other buildings, structures and other improvements now or hereafter existing, erected or placed on the Land, or in any way used in connection with the use, enjoyment, occupancy or operation of the Land.
     “Land” means the land described in Exhibit A attached hereto, together with (a) all estates, title interests, title reversion rights, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, gaps, gores, liberties, privileges, water rights, water courses, alleys, streets, passages, ways, vaults, licenses, tenements, franchises, hereditaments, appurtenances, easements and other rights, now or hereafter owned by Grantor, as lessee, and belonging or appertaining to the Land, (b) all Claims whatsoever of Grantor with respect to the Land, either in law or in equity, in possession or in expectancy, and (c) all estate, right, title and interest of Grantor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to, the Land.

     “Laws” means federal, state and local laws, statutes, rules, ordinances, regulations, codes, licenses, authorizations, decisions, injunctions, interpretations, orders or decrees of any court or other Governmental Authority having jurisdiction as may be in effect from time to time.
     “Leases” means all leases, excluding Resident Agreements, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property, together with all options therefor, amendments thereto and renewals, modifications and guarantees thereof, including, without limitation, any cash or securities deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or securities are to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due.
     “Licenses” means any and all licenses, certificates of need, operating permits, franchises, and other licenses, authorizations, certifications, permits, or approvals, other than construction permits, issued by, or on behalf of, any Governmental Authority now existing or at any time hereafter issued, with respect to the acquisition, construction, renovation, expansion, leasing, ownership and/or operation of the Property, accreditation of the Property, and/or the participation or eligibility for participation in any third party payment or reimbursement programs (but specifically excluding any and all third-party payor participation or reimbursement agreements now or at any time hereafter existing for the benefit of the Borrower), any and all operating licenses issued by any state Governmental Authority, any and all pharmaceutical licenses and other licenses related to the purchase, dispensing, storage, prescription or use of drugs, medications, and other “controlled substances,” any and all licenses relating to the operation of food or beverage facilities or amenities, if any, as the same may from time to time be amended, renewed, restated, reissued, restricted, supplemented or otherwise modified.
     “Lien” means any mortgage, deed of trust, deed to secure debt, grant, pledge, security interest, assignment, encumbrance, judgment, lien or charge of any kind, whether perfected or unperfected, avoidable or unavoidable, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.
     “Loan Agreement” means the Loan and Security Agreement (Loan A) of even date herewith among Grantor, Lenders and Beneficiary which sets forth, among other things, the terms and conditions upon which the Loan proceeds will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.
     “Manager” means Sunrise Senior Living Management, Inc., a Virginia corporation, and its successors and assigns, in its capacity as Manager and operator of the Facility.
     “Material Lease” means a Lease that generates $30,000 per year or more in revenue.
     “Net Proceeds”, when used with respect to any Condemnation Awards or insurance proceeds allocable to the Property, means the gross proceeds from any Casualty or Condemnation remaining after payment of all expenses (including attorneys’ fees) incurred in the collection of such gross proceeds.

     “Note” has the meaning set forth in the Recitals hereto.
     “Notice” means a written communication delivered by hand, or sent by overnight courier, or by certified or registered mail, postage prepaid, return receipt requested, to the Person to whom such communication is to be given, at the addresses as follows:

Beneficiary:	Chevy Chase Bank, F.S.B.,
7926 Jones Branch Drive
McLean, VA 22102
Attn: Richard L. Amador
Group Vice President

and:	MB Financial, N.A.
6111 North River Road
Rosemont, Illinois 60018
Attn: Jack H. Sharp
Senior Vice President

Grantor:	Sunrise Connecticut Avenue Assisted Living, L.L.C.
c/o Sunrise Senior Living, Inc.
7902 Westpark Drive
McLean, Virginia 22102
Attn: James S. Pope

Guarantor:	Sunrise Senior Living, Inc.
7902 Westpark Drive
McLean, Virginia 22102
Attention: General Counsel

With a Courtesy Copy to:	Wayne G. Tatusko, Esquire
Wayne G. Tatusko, PC
3016 Williams Drive
Suite 200
Fairfax, VA 22031

Trustees:	c/o Chevy Chase Bank, F.S.B.,
7501 Wisconsin Avenue
Bethesda, MD 20814
or at such other address as any party shall have notified the others of in the manner set forth in this definition.
     “Obligations” means all present and future debts, obligations and liabilities of Grantor to Beneficiary and/or the Trustees arising pursuant to, and/or on account of, the provisions of this Deed of Trust, the Note, the Guaranty, any Swap Contract and any of the other Financing Documents, including, without limitation, the obligations to (a) pay all principal (including, again without limitation, any principal advanced after the date of this Deed of Trust and any principal that is repaid and readvanced), interest, late charges and prepayment premiums (if any) due at any time under the Note, and (b) pay all Expenses, indemnification payments and other sums due at any time under this Deed of Trust together with interest thereon as provided in Section 4.19 (Reimbursement; Interest), and (c) perform, observe and comply with all of the terms, covenants and conditions, expressed or implied, with which Grantor and/or Guarantor is required by this Deed of Trust and any of the other Financing Documents, to perform, observe or comply.
     “Operating Agreements and Management Contracts” means any and all contracts and agreements previously, now or at any time hereafter entered into by Grantor and/or Manager other than Resident Agreements with respect to the acquisition, construction, renovation, expansion, ownership, operation, maintenance, use or management of the Property or otherwise concerning the operations and business of the Property, any and all service and maintenance contracts, any employment contracts, any and all management agreements, any and all consulting agreements, laboratory servicing agreements, pharmaceutical contracts, physician, other clinician or other professional services provider contracts, patient admission agreements, Resident Agreements, food and beverage service contracts, and other contracts for the operation and maintenance of, or provision of services to, the Property, as the same may from time to time be amended, restated or substituted from time to time.
     “Permitted Encumbrances” means (a) the Encumbrances set forth in the Commitment for Title Insurance No. NCS-311032-DC72 issued by First American Title Insurance Company and furnished to Beneficiary in connection with this Deed of Trust, as updated to the date of this Deed of Trust, (b) this Deed of Trust, (c) any Leases so long as such Leases are subject and subordinate to this Deed of Trust, (d) liens for Property Assessments which are either (i) not delinquent, or (ii) being contested in accordance with the provisions of Section 4.20 (Permitted Contests) and (e) a second lien Deed of Trust, Assignment, Security Agreement and Fixture Filing of even date herewith granted by Grantor to Trustees to secure Loan B (as defined in the Loan Agreement).
     “Person” means an individual, a corporation, a partnership, a limited liability company, a joint venture, a trust, an unincorporated association, any Governmental Authority or any other entity.
     “Personalty” means all of Grantor’s interest in personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including, without limitation, (a) the Equipment, (b) the Accounts, (c) all Licenses and all Operating Agreements and Management Contracts (provided all of such agreements with non-affiliated parties that are for more than one (1) year in duration shall be subordinate to this Deed of Trust, and Beneficiary shall have no responsibility for the performance of Grantor’s obligations thereunder), and (d) all plans and specifications, contracts and subcontracts for the construction or repair of the Improvements, sewer and water taps, allocations and agreements for utilities, bonds, permits, licenses, guarantees, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, refunds of fees or deposits paid to any Governmental Authority, letters of credit and policies of insurance, together with all Additions to the Personally and Proceeds thereof.

     “Proceeds”, when used with respect to any of the collateral described in this Deed of Trust, means all proceeds within the meaning of the Uniform Commercial Code of the State and shall also include the proceeds of any and all insurance policies.
     “Property” means the Land, the Improvements and the Personalty, and all Additions to, and Proceeds of, all of the foregoing.
     “Property Assessments” means all taxes, payments in lieu of taxes, water rents, sewer rents, ground rents, assessments, condominium charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.
     “Real Property” means the Land and the Improvements, and all Additions to, and Proceeds of, each of the foregoing.
     “Reimbursement Rate” means the Post Default Rate as defined in the Loan Agreement.
     “Rents” means Grantor’s right to any of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property, or arising from the use or enjoyment of the Property, or from any Lease or other use, or occupancy pertaining to the Property.
     “Resident Agreements” means any and all contracts, authorizations, agreements and/or consents executed by or on behalf of any resident or other person seeking services from Grantor or Manager pursuant to which Grantor and/or Manager provides or furnishes health or assisted living care and related services at the Property, including the consent to treatment, assignment of payment of benefits by third party, as amended, restated or substituted from time to time.
     “State” means the District of Columbia.
     “Swap Contract” means any document, instrument or agreement between Grantor and Beneficiary or any affiliate of Beneficiary, now existing or entered into in the future, relating to an interest rate swap transaction, forward rate transaction, interest rate cap, floor or collar transaction, any similar transaction, any option to enter into any of the foregoing, and any combination of the foregoing, which agreement may be oral or in writing, including, without limitation, any master agreement relating to or governing any or all of the foregoing and any related schedule or confirmation, each as amended from time to time.
     “Taxes” means all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed on Grantor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.
     “Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including, without limitation, any contract or agreement to sell, assign, convey or transfer, whether made with or without consideration.

     “Uniform Commercial Code” means the Uniform Commercial Code as adopted by the State, as amended.
     “Trustees” means the Individual Trustees or their successors in trust who may be acting under and pursuant to this Deed of Trust from time to time.
     Section 1.2 Rules of Construction.
     The words “hereof”, “herein”, “hereunder”, “hereto”, and other words of similar import refer to this Deed of Trust in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants”. The headings of this Deed of Trust are for convenience only and shall not define or limit the provisions hereof. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (d) to Section numbers are to the respective Sections contained in this Deed of Trust unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Deed of Trust has the meaning given to that term in the Uniform Commercial Code of the State, as in effect from time to time, when used in this Deed of Trust. However, if a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term has the meaning specified in Article 9.
ARTICLE II
GRANTING CLAUSES; CONDITION OF GRANT
     In order to secure the prompt payment and performance of the Obligations, Grantor (a) grants, bargains, sells and conveys the Real Property unto the Trustees in trust for the benefit of Beneficiary, to have and to hold the Real Property unto the Trustees in fee simple forever; provided that, Grantor may retain possession of the Real Property until the occurrence of an Event of Default; and (b) grants Beneficiary a lien on, and security interest in, the Personalty; and (c) unconditionally and absolutely assigns the Leases and Rents to Beneficiary (but subject to the license for collection of Rents described in Section 4.14(b) (Leases)); and (d) assigns to, and grants Beneficiary a security interest in, any Contracts of Sale; and (e) assigns to Beneficiary all Condemnation Awards and any insurance proceeds payable with respect to any Casualty. If and when Grantor has paid and performed all of the Obligations, the Trustees, upon request by Beneficiary, will provide a release of this Deed of Trust to Grantor. Grantor shall be responsible for the recordation of such release and payment of any recording costs.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     Grantor makes the following representations and warranties to Beneficiary:

     Section 3.1 Organization, Power and Authority of Grantor; Financing Documents.
     Grantor (a) is a limited liability company duly organized, and existing and in good standing under the laws of the jurisdiction in which it is organized, and is duly qualified to do business and in good standing in the State and in any other state in which Grantor conducts business, and (b) has the power, authority and legal right to own its property and carry on the business now being conducted by it and to engage in the transactions contemplated by the Financing Documents. The execution and delivery of, and the carrying out of the transactions contemplated by, the Financing Documents executed by Grantor, and the performance and observance of the terms and conditions of such Financing Documents, have been duly authorized by all necessary action of Grantor. The Financing Documents to which Grantor is a party constitute the valid and legally binding obligations of Grantor and are fully enforceable against Grantor in accordance with their respective terms.
     Section 3.2 Other Documents; Laws.
     The execution and performance of the Financing Documents executed by Grantor and the consummation of the transactions contemplated thereby will not conflict with, result in any breach of, or constitute a default under the operating agreement of Grantor, or any contract, agreement, document or other instrument to which Grantor is a party or by which Grantor may be bound or affected, and do not and will not violate or contravene any Law to which Grantor is subject.
     Section 3.3 Taxes.
     Grantor has filed all federal, state, county and municipal Tax returns required to have been filed by Grantor and has paid all Taxes which have become due pursuant to such returns or pursuant to any Tax assessments received by Grantor.
     Section 3.4 Legal Actions.
     There are no (a) Claims pending or, to the best of Grantor’s knowledge and belief, threatened, against or affecting Grantor, Grantor’s business or the Property, or (b) investigations at law or in equity, before or by any court or Governmental Authority, pending or, to the best of Grantor’s knowledge and belief, threatened, against or affecting Grantor, Grantor’s business or the Property. Grantor is not in default with respect to any order, writ, injunction, decree or demand of any court or any Governmental Authority affecting Grantor or the Property.
     Section 3.5 Nature of Loan; Usury; Disclosures.
     Grantor is a business or commercial organization, and the Loan is being made solely for business or investment purposes. The rate of interest charged on the Loan does not, and will not, violate any usury Law or interest rate limitation. The Loan is not subject to the federal Consumer Credit Protection Act (15 U.S.C. §1601 et. seq.) nor any other federal or state disclosure or consumer protection laws.

     Section 3.6 Trade Names.
     Grantor conducts its business solely under the name set forth in the Preamble to this Deed of Trust and makes use of no trade names in connection therewith, unless such trade names have been previously disclosed to Beneficiary in writing.
     Section 3.7 Warranty of Title.
     Grantor is (a) the owner of the fee simple legal title to the Real Property, (b) except for the Permitted Encumbrances, the owner of all of the beneficial and/or equitable interest in and to the Real Property and (c) lawfully seized and possessed of the Real Property. Grantor has the right and authority to convey the Real Property and does hereby warrant specially, and agrees to defend, the Real Property and the title thereto, whether now owned or hereafter acquired, against all Claims by any Person claiming by, through, or under Grantor. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.
     Section 3.8 Property Assessments.
     The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.
     Section 3.9 Independence of the Real Property.
     No building or other improvements on property not covered by this Deed of Trust rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Deed of Trust or any interest therein to fulfill any requirement of any Governmental Authority. The Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.
     Section 3.10 Existing Improvements.
     The existing Improvements, if any, were constructed, and are being maintained, in accordance with all applicable Laws, including, without limitation, zoning Laws.
     Section 3.11 Personalty.
     Grantor has good title to the Equipment, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances.
     Section 3.12 Leases, Rents, Contracts of Sale.
     The Leases, Rents and Contracts of Sale are not subject to any Encumbrance other than the Permitted Encumbrances.

     Section 3.13 Presence of Hazardous Materials or Hazardous Materials Contamination; Compliance with Environmental Requirements.
     To the best of Grantor’s knowledge and belief, (a) no Hazardous Materials are currently located on the Property, nor is the Property affected by any Hazardous Materials Contamination, (b) the Property has never been used as a manufacturing, storage, treatment, processing, recycling or disposal site for Hazardous Materials, and (c) no property in the vicinity of the Real Property has ever been used as a manufacturing, storage, treatment, processing, recycling or disposal site for Hazardous Materials, nor is any such property affected by Hazardous Materials Contamination. The present condition and uses of, and activities on, the Property do not violate any Environmental Requirement and the uses of the Property which Grantor and each tenant and subtenant, if any, intend in the future to make of the Property comply and will comply with all applicable Environmental Requirements. Neither Grantor, nor to Grantor’s knowledge, any tenant or subtenant, has obtained or is required to obtain any permit or other authorization to construct, occupy, operate, use or conduct any activity on, the Property by reason of any Environmental Requirement. Grantor has received no notice, and is not aware, of any Claim involving a violation of any Environmental Requirement with respect to the Property or any parcel in the vicinity of the Real Property or any operation conducted on the Property or on any parcel in the vicinity of the Real Property. There is no Environmental Requirement which requires any work, repair, construction, capital expenditure, or other remedial work of any nature whatsoever to be undertaken with respect to the Property.
     Section 3.14 Financial Statements.
     The financial statements heretofore delivered by Grantor and any other party or parties to Beneficiary are true and correct in all respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof. No material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no material additional liabilities have been incurred by Grantor or any such other party or parties since the date thereof other than the borrowings contemplated herein or as approved in writing by Beneficiary.
ARTICLE IV
AFFIRMATIVE COVENANTS
     Section 4.1 Obligations.
     Grantor agrees to promptly pay and/or perform all of the Obligations, time being of the essence in each case.
     Section 4.2 Insurance.
     Grantor shall maintain the following insurance at its sole cost and expense:
               (a) Insurance against Casualty to the Property under a policy or policies covering such risks as are ordinarily insured against by similar businesses, but in any event including fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, damage from aircraft, smoke, vandalism, malicious mischief and acts of terrorism. Unless otherwise agreed in writing by Beneficiary, such insurance shall be for the full replacement cost of the Property. The deductible amount under such policy or policies shall not exceed $25,000. No policy of insurance shall be written such that the proceeds thereof will produce less than the minimum coverage required by this Section by reason of co-insurance provisions or otherwise. The term “full replacement cost” means the actual replacement cost of the Property (excluding foundation and excavation costs and costs of underground flues, pipes, drains and other uninsurable items). The “full replacement cost” shall be determined from time to time at the request of Beneficiary (but not more frequently than once every three (3) years) by a third party appraiser or appraisal company or one of the insurers, who shall be selected and paid for by Grantor but subject to Beneficiary’s approval. A combination of primary and umbrella policies can be used to satisfy the limit requirements.
               (b) Comprehensive general public liability insurance for bodily injuries to Persons and damage to property, in limits of not less than $2,000,000 for any one occurrence and $5,000,000 for the aggregate of all occurrences during any given annual policy period. Such insurance shall name Beneficiary as an additional insured.
               (c) Workers’ compensation insurance for all employees of Grantor in such amount as is required by Law.
               (d) During any period of construction upon the Property, Grantor shall maintain, or cause others to maintain, builder’s risk insurance (non-reporting form) of the type customarily carried in the case of similar construction for the full replacement cost of work in place and materials stored at or upon the Property.
               (e) If at any time the Property is in an area that has been identified as having special flood and mudslide hazards, and flood insurance is available in such area, Grantor shall purchase and maintain a flood insurance policy in form and amount acceptable to Beneficiary. In the event that the Property is not in an area having special flood and mudslide hazards, Grantor shall deliver to Beneficiary upon request evidence satisfactory to Beneficiary stating that the Property is not in such a flood or mudslide hazard area.
               (f) Business interruption insurance in an amount acceptable to Beneficiary.
               (g) Grantor will obtain and keep in force such other and further insurance as may be required from time to time by Beneficiary in order to comply with regular requirements and practices of Beneficiary in similar transactions.
               (h) To the extent that health care professionals are employed by Manager, medical liability, malpractice and other health care professional liability insurance protecting Manager, as the case may be, against claims arising from the professional services performed by Manager, as the case may be, with limits of (A) not less than One Million Dollars ($1,000,000) with respect to bodily injury or death for each person or occurrence, and (B) not less than Three Million Dollars ($3,000,000) in the aggregate for claims made for injury or death in any one year, and an umbrella policy insuring against such liability in an aggregate amount of Five Million Dollars ($5,000,000).

               (i) Each policy of insurance shall (i) be issued by one or more recognized, financially sound and responsible insurance companies, (ii) with respect to the insurance described under the preceding subsections (a), (d), (e) and (f), have attached thereto standard non-contributing, non-reporting mortgagee clauses in favor of and entitling Beneficiary without contribution to collect any and all proceeds payable under such insurance, (iii) provide that such policy shall not be canceled or modified without at least thirty (30) days prior written notice to Beneficiary, and (iv) provide that any loss otherwise payable thereunder shall be payable notwithstanding any act or negligence of Grantor which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment. Unless an escrow account has been established for insurance premiums pursuant to Section 4.5 (Property Assessments; Escrow), Grantor shall promptly pay all premiums when due on such insurance and, not less than thirty (30) days prior to the expiration dates of each such policy, Grantor will deliver to Beneficiary evidence of payment satisfactory to Beneficiary. Grantor will within five (5) days give Beneficiary Notice of any cancellation of, or change in, any insurance policy. Beneficiary shall not, because of accepting, rejecting, approving or obtaining insurance, incur any liability for (i) the existence, nonexistence, form or legal sufficiency thereof, (ii) the solvency of any insurer, or (iii) the payment of losses.
     Section 4.3 Adjustment of Condemnation and Insurance Claims.
     Grantor shall give prompt Notice to Beneficiary of any Casualty or any Condemnation or threatened written Condemnation. Beneficiary is authorized, at its sole option, to commence, appear in and prosecute, in its own or Grantor’s name, any action or proceeding relating to any Condemnation or Casualty, and to settle or compromise any Claim in connection therewith. In such case, Beneficiary may also deduct from any payment all of its Expenses. Beneficiary agrees, however, that, so long as no Event of Default has occurred and is continuing, it will not settle or compromise any such Claim without the prior written consent of Grantor, which consent shall not be unreasonably withheld or delayed. If Beneficiary elects not to adjust a Claim, Grantor agrees to promptly pursue the settlement and compromise of the Claim subject to Beneficiary’s approval that will not be unreasonably withheld or delayed. If, prior to the receipt by Beneficiary of any Condemnation Award or insurance proceeds, the Property shall have been sold pursuant to the provisions of Section 7.2 (Foreclosure), Beneficiary shall have the right to receive such funds to the extent of (a) any deficiency found to be due upon such sale with interest thereon (whether or not a deficiency judgment on this Deed of Trust shall have been sought or recovered or denied), and (b) necessary to reimburse Beneficiary for its Expenses. Grantor agrees to execute and deliver from time to time, upon the request of Beneficiary, such further instruments or documents as may be requested by Beneficiary to confirm the grant and assignment to Beneficiary of any Condemnation Awards or insurance proceeds.
     Section 4.4 Application of Net Proceeds.
     Net Proceeds must be applied to either (a) the payment of the Obligations, or (b) the restoration of the Property. If either an Event of Default has occurred or the cost to repair or restore the Property exceeds $3,000,000, Beneficiary shall determine, in its sole discretion, the manner in which Net Proceeds are to be applied. If no Event of Default has occurred and the cost to repair or restore the Property is $3,000,000 or less, Grantor shall determine the manner in which Net Proceeds are to be applied. In the event that, and to the extent that, Net Proceeds are to be applied to the restoration of the Property, each of the following conditions must also be met and complied with if and to the extent required by Beneficiary:
               (a) An escrow account shall have been established with Beneficiary composed of Net Proceeds, and, if necessary, additional deposits made by Grantor, which, in the sole judgment of Beneficiary, is sufficient to restore the Property to its use, value and condition immediately prior to the Casualty or Condemnation. Beneficiary shall be entitled, at the expense of Grantor, to consult such professionals as Beneficiary may deem necessary, in its sole discretion, to determine the total costs of restoring the Property. Interest will be paid on funds in the escrow account. Grantor hereby assigns to, and grants Beneficiary a security interest in, such escrow account and the funds therein to secure the payment and performance of the Obligations.
               (b) Either:
               (i) All Material Leases must continue in full force and effect (subject to rent abatement during restoration as may be provided in the Material Leases) or, if terminated, the terminated Material Leases must have been replaced with Material Leases of equal quality in the reasonable judgment of Beneficiary. Any tenant having the right to terminate its Material Lease due to the Casualty or Condemnation, and which has not exercised that right, shall have confirmed in writing to Beneficiary its irrevocable waiver of such termination right, or
               (ii) Proceeds from business interruption insurance must be available to Grantor in such amounts as Beneficiary, in its reasonable judgment, considers sufficient to pay the amortization under the Loan, and all Property Assessments, insurance premiums and other sums becoming due from Grantor pursuant to this Deed of Trust during the time required for restoration.
               (c) All restoration will be conducted under the supervision of an architect or engineer, or both, selected and paid for by Grantor and approved in advance by Beneficiary, and by a general contractor who shall be approved by Beneficiary and shall have executed a fixed price contract.
               (d) The restoration will be performed pursuant to the original plans and specifications approved by Beneficiary.
               (e) If required by Beneficiary at its sole option, the contractor or contractors responsible for the restoration shall have obtained payment and performance bonds from a corporate surety acceptable to Beneficiary and naming Beneficiary as dual obligee.
               (f) Grantor shall have provided Beneficiary with reasonably satisfactory evidence that there has been no adverse change in the economic viability of the Property since the date of this Deed of Trust, such evidence to include, among other things, an appraisal and market study prepared by a firm or firms acceptable to Beneficiary, but at Grantor’s expense.

If any of the foregoing conditions are not satisfied, Beneficiary may, in its sole discretion, apply Net Proceeds to the payment of the Obligations.
     If applied to restoration, Net Proceeds (and any other funds required to be deposited with Beneficiary) shall be disbursed from time to time in accordance with the terms and conditions of the construction loan agreement most commonly used by Beneficiary or other regionally recognized construction lenders, at the time of the Casualty or Condemnation for major commercial construction loans, and subject also to the following conditions (which shall control in the event of any conflict with the provisions of such construction loan agreement):
               (a) Restoration shall commence within sixty (60) days following receipt of the Net Proceeds by Beneficiary or such additional time as may be required by Grantor in obtaining the necessary licenses, permits or approvals from the applicable Governmental Authorities provided Grantor has and continues to diligently pursue obtaining the necessary licenses, permits and approvals, and shall be completed within such time as may be determined by Beneficiary in view of the extent of the Casualty or Condemnation but, in any event, shall be completed within a reasonable period after the date the Net Proceeds are received.
               (b) At the time of each disbursement,
               (i) (1) no Leases (if any) shall have been terminated which either singularly or in the aggregate affect more than ten percent (10%) of the leasable area of the Property unless the same have been replaced with Leases of equal quality, in the reasonable judgment of Beneficiary, and (2) no Default shall have occurred, or
               (ii) Proceeds from business interruption insurance or other moneys of Grantor must be available to Grantor in such amounts as Beneficiary, in its reasonable judgment, considers sufficient to pay the amortization under the Loan and all Property Assessments, insurance premiums and other sums becoming due from Grantor pursuant to this Deed of Trust during the time required for restoration.
               (c) Restoration shall be performed in accordance with the requirements of Section 5.4 (Additional Improvements).
               (d) With respect to each disbursement and accompanying each request therefor, there shall be delivered to Beneficiary (i) a certificate addressed to Beneficiary from the architect or engineer supervising the restoration stating that such disbursement is to pay the cost of restoration not paid previously by any prior disbursement, that all restoration completed to the date of such certificate has been completed in accordance with applicable Laws and the approved plans and specifications, and that the amount of such disbursement, together with all other disbursements, does not exceed ninety percent (90%) of the requisition for direct construction costs until such time as fifty percent (50%) of the restoration has been completed, then such disbursements shall not exceed ninety-five percent (95%) of the requisition for direct construction costs, and (ii) evidence satisfactory to Beneficiary that all Claims then existing for labor, services and materials have been paid in full or will be paid in full from the proceeds of the disbursement requested.
               (e) The final holdback shall be disbursed only upon delivery to Beneficiary, in addition to the items required in paragraph (d) above, of the following:
               (i) Final waivers of Liens from all contractors and subcontractors.
               (ii) A certificate of the architect or engineer stating that the restoration has been completed in a good and workmanlike manner, in accordance with the plans and specification approved by Beneficiary and in accordance with all applicable Laws.
               (iii) An estoppel affidavit from each tenant occupying or leasing space under a Material Lease in the Property stating that its Lease is in full force and effect.
               (f) Immediately upon the occurrence of any Event of Default, Beneficiary may apply Net Proceeds and any other sums deposited with Beneficiary to the repayment of the Obligations.
     Section 4.5 Property Assessments; Escrow.
               (a) Unless an escrow account for payment of Property Assessments is created pursuant to subsection (c) below, Grantor will (i) promptly pay in full and discharge all Property Assessments, and (ii) exhibit to Beneficiary, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalties commence to accrue thereon.
               (b) In the event of the passage of any Law subsequent to the date of this Deed of Trust in any manner changing or modifying the Laws now in force governing the taxation of deeds of trust or debts secured by deeds of trust or the manner of collecting any such taxes so as to adversely affect Beneficiary (including, without limitation, a requirement that internal revenue stamps be affixed to this Deed of Trust or any of the other Financing Documents), Grantor will promptly pay any such tax. If Grantor fails to make such prompt payment, or if any Law prohibits Grantor from making such payment or would penalize Beneficiary if Grantor makes such payment, then the entire unpaid balance of the Obligations shall, without Notice, immediately become due and payable at the sole option of Beneficiary. In no event, however, shall any income taxes of Beneficiary or franchise taxes of Beneficiary measured by income, or taxes in lieu of such income taxes or franchise taxes, be required to be paid by Grantor.
               (c) At any time following the occurrence and during the continuance of an Event of Default, Beneficiary reserves the right to require Grantor to pay to Beneficiary monthly, on any date selected by Beneficiary, such amount as Beneficiary from time to time estimates will generate sufficient funds to pay all Property Assessments and premiums for the insurance required by Section 4.2 (Insurance) prior to the date such Property Assessments or insurance premiums next become due. Beneficiary’s estimates shall be based on the amounts actually payable or, if unknown, on the amounts actually paid for the year preceding that for which such payments are being made. Any deficiencies shall be promptly paid by Grantor to Beneficiary on demand. Grantor shall transmit or cause to be transmitted bills for the Property Assessments and insurance premiums to Beneficiary as soon as received by Grantor. When Beneficiary has received from Grantor, or on its account, funds sufficient to pay the same, Beneficiary shall, except as provided below following an Event of Default, pay such bills. Payments for such purposes may be made by Beneficiary at its discretion even though subsequent owners of the Property may benefit thereby. Upon foreclosure or release of this Deed of Trust or, to the extent permitted by Law, upon the occurrence of an Event of Default, Beneficiary may apply any sums so deposited to the payment of the Obligations. If from time to time funds are accumulated under the terms of this Section in excess of the amount needed to pay the Property Assessments and such insurance premiums, Grantor at least annually shall be given the option of (i) receiving a refund of the excess funds, (ii) applying the excess funds to the payment of the Obligations (provided prepayment is then permitted without penalty pursuant to the Note), or (iii) permitting the excess funds to remain in the escrow account established pursuant to this Section. If Grantor fails to give Notice to Beneficiary of its intent with respect to the application of the excess funds as provided in this Section within sixty (60) days from the date Beneficiary mailed notice of the accumulation of the excess funds, Beneficiary shall promptly return the excess funds to Grantor. Within sixty (60) days after receipt from Grantor of a Notice requesting a refund, Beneficiary shall also return excess funds to Grantor.
     Section 4.6 Compliance with Laws.
     Grantor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.
     Section 4.7 Maintenance and Repair of the Property.
     Grantor, at Grantor’s sole expense, will (a) keep and maintain the Improvements and the Equipment in good condition, working order and repair, and (b) make all necessary or appropriate repairs and Additions to the Improvements and Equipment, so that each part of the Improvements and all of the Equipment shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed.
     Section 4.8 Additions to Security.
     All right, title and interest of Grantor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Equipment hereafter acquired shall, without any further deed of trust, conveyance, assignment or other act by Grantor, become subject to the Lien of this Deed of Trust as fully and completely, and with the same effect, as though now owned by Grantor and specifically described in the granting clauses hereof. Grantor agrees, however, to execute and deliver to the Trustees and/or Beneficiary such further documents as may be required pursuant to Section 9.2 (Further Assurances).

     Section 4.9 Inspection.
     Upon reasonable advance notice thereof by Beneficiary, Grantor will permit Beneficiary, or any Person authorized by Beneficiary, to enter and make inspections of the Property at all reasonable times and as often as may be requested by Beneficiary.
     Section 4.10 Management.
     Grantor shall at all times provide for the competent and responsible management and operation of the Property. Each management contract affecting the Property must be approved in writing by Beneficiary prior to the execution of the same.
     Section 4.11 Books and Records.
     Grantor will keep and maintain full and accurate records and books administered in accordance with generally accepted accounting principles, consistently applied, showing in detail the earnings and expenses of the Property and the operation thereof. Grantor shall permit Beneficiary, or any Person authorized by Beneficiary, to inspect and examine such records and books (regardless of where maintained) and all supporting vouchers and data and to make copies and extracts therefrom at all reasonable times and as often as may be requested by Beneficiary. In addition, Grantor will furnish or cause to be furnished to Beneficiary the financial information required under the Loan Agreement.
     Section 4.12 Estoppel Certificates.
     Within ten (10) days after any written request by Beneficiary or a proposed assignee or purchaser of the Loan, Grantor shall certify in writing to Beneficiary, or to such proposed assignee or purchaser, the then unpaid balance of the Loan and whether Grantor has any right of defense or setoff to the payment or performance of any of the Obligations.
     Section 4.13 Subrogation.
     To the extent permitted by Law, Beneficiary shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Beneficiary whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Beneficiary to pay or discharge any Lien.
     Section 4.14 Leases.
               (a) Beneficiary shall approve any Material Lease executed after the date of this Deed of Trust as to form, content and financial strength of the tenant. At any time, within thirty (30) days after Notice from Beneficiary, Grantor will deliver to Beneficiary a written description in such reasonable detail as Beneficiary may request of all of the Leases, including, without limitation, the names of all tenants, the terms of all Leases and the Rents payable under all Leases. If any Material Lease provides for the giving by the tenant of certificates with respect to the status of such Lease, Grantor shall exercise its right to require such certificate within ten (10) days after any request by Beneficiary. Following the occurrence of an Event of Default and notice from Beneficiary, Grantor will notify all tenants under existing Leases, and agrees to notify all tenants under future Leases, that (i) Grantor collects and receives all Rents pursuant to the license granted to it hereunder, and (ii) upon Notice from Beneficiary that such license has been revoked, the tenants shall pay all unpaid Rent directly to Beneficiary.
               (b) So long as no Event of Default has occurred, Grantor shall have a license (which license shall terminate automatically and without Notice upon the occurrence of an Event of Default) to collect upon, but not prior to accrual, the Rents under the Leases and, where applicable, subleases, such Rents to be held in trust for Beneficiary. Each month, provided no Event of Default has occurred, Grantor may retain such Rents and proceeds from Resident Agreements as were collected that month and held in trust for Beneficiary. Upon revocation of such license and following notification to the tenants under the Leases by Beneficiary or the Trustees that Rents are to be paid to Beneficiary, all Rents shall be paid directly to Beneficiary and not through Grantor. A demand by Beneficiary on any tenant for the payment of Rent shall be sufficient to warrant such tenant to make future payments of Rent to Beneficiary without the necessity of further consent by Grantor.
               (c) Grantor, at its sole cost and expense, will use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under any Leases and will appear in and defend, at its sole cost and expense, any action or proceeding arising under, or in any manner connected with, such Leases.
               (d) Grantor will not assign the whole or any part of the Leases or Rents without the prior written consent of Beneficiary, and any assignment without such consent shall be null and void.
               (e) Grantor will promptly perform all of its obligations under any Leases. Grantor will not, without the prior written consent of Beneficiary, (i) cancel, terminate, accept a surrender of, reduce the payment of rent under any Material Leases, or accept any prepayment of rent for more than one (1) month in advance under, any Lease or Resident Agreements, (ii) modify, amend or substitute any Material Leases, or (iii) permit a Lien on the Property superior to any Lease, other than this Deed of Trust. Beneficiary acknowledges that the community fee paid in connection with a Resident Agreement is not a prepayment of rent.
               (f) If any Leases are subordinate (either by their date, their express terms, or by subsequent agreement of the tenant) to this Deed of Trust, such Leases shall be subject to the condition (and this Deed of Trust so authorizes) that, in the event of any sale of the Property pursuant to the provisions of Section 7.2 (Foreclosure), the Leases shall, at the sole option of Beneficiary or any purchaser at such sale, either (i) continue in full force and effect as set forth in the required advertisement of sale, and the tenant or tenants thereunder will, upon request, attorn to and acknowledge in writing the purchaser or purchasers at such sale or sales as landlord thereunder, or (ii) upon notice to such effect from Beneficiary, the Trustees or any purchaser or purchasers, terminate within ninety (90) days from the date of sale. As to any Lease, neither Beneficiary nor any purchaser or purchasers at foreclosure shall be bound by any payment of rent for more than one (1) month in advance or by any amendment or modification of the Lease made without the prior written consent of Beneficiary or, subsequent to a foreclosure sale, such purchaser or purchasers.

               (g) Neither the Trustees nor Beneficiary shall be obligated to perform or discharge any obligation of Grantor under any Lease. This assignment of the Leases in no manner places on Beneficiary or the Trustees any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown). Grantor agrees to indemnify the Trustees and Beneficiary for, and forever hold them harmless from, any and all Claims arising out of, or in connection with, any Leases or any assignment thereof.
               (h) Unless otherwise agreed to by Beneficiary, each Lease shall (i) be at market rents, (ii) be subordinate to the lien of this Deed of Trust, (iii) contain attornment language requiring each tenant to attorn to any subsequent purchaser of the Property, (iv) not contain non-disturbance language entitling such tenant to remain at the Property after any sale of the Property except as specifically agreed to by Beneficiary in connection with specified Leases, and shall be in all respects acceptable to Beneficiary and its counsel. Approved Material Leases may not be amended, modified or terminated without the prior written consent of Beneficiary.
     Section 4.15 Contracts of Sale.
     Following the occurrence and during the continuance of an Event of Default, Grantor irrevocably authorizes Beneficiary, at its sole option, to collect, in the name of Grantor or in its own name as assignee, all payments due or to become due under any Contract of Sale. Grantor agrees that it will facilitate in every reasonable way the collection by Beneficiary of such payments, and will, upon written request by Beneficiary, execute a written notice and deliver the same to each purchaser directing the purchaser to make such payments to Beneficiary. In no event shall Beneficiary be accountable for more moneys than it actually receives pursuant to a Contract of Sale, nor shall Beneficiary be liable for any failure to collect payments under any Contract of Sale. The right to determine the method of collection and the extent to which the enforcement of collection shall be prosecuted is reserved to the sole discretion of Beneficiary. Grantor, without the prior written consent of Beneficiary, will not execute any assignment of any Contract of Sale or the payments due thereunder. Grantor shall furnish to Beneficiary, within ten (10) days after a written request from Beneficiary, a written certification containing the names of all contract purchasers of the Property and shall attach to such certification a copy of any Contract of Sale. Nothing contained in this Section shall (a) be construed as a consent by Beneficiary to any Transfer of the Property, or (b) constitute a delegation to Beneficiary of any of Grantor’s duties or obligations under any Contract of Sale. Grantor agrees to indemnify Beneficiary and the Trustees for, and forever hold them harmless from, any Claim arising out of, or in connection with, any Contract of Sale.
     Section 4.16 Taxes.
     Grantor shall pay and discharge all Taxes prior to the date on which penalties are attached thereto unless and to the extent only that such Taxes are contested in accordance with Section 4.20 (Permitted Contests).

     Section 4.17 Hazardous Materials; Contamination.
          (a) The Grantor agrees to (i) give Notice to the Beneficiary immediately upon the Grantor’s acquiring knowledge of the presence of any Hazardous Materials on the Property or of any Hazardous Materials Contamination or of any Claim made or threatened against the Grantor or the Property with respect to any Environmental Requirement with a full description thereof; (ii) at the Grantor’s sole cost and expense, promptly comply with any and all Environmental Requirements relating to the Property or such Hazardous Materials or Hazardous Materials Contamination and provide the Beneficiary with satisfactory evidence of such compliance; (iii) provide the Beneficiary, within thirty (30) days after a demand by the Beneficiary, with a bond, letter of credit or similar financial assurance evidencing to the Beneficiary’s satisfaction that the necessary funds are available to pay the cost of complying with such Environmental Requirements and removing, treating and disposing of such Hazardous Materials or Hazardous Materials Contamination and discharging any Lien which may be established on the Property as a result thereof; and (iv) take whatever other action as the Beneficiary may deem necessary or appropriate to restore to the Grantor the full use and benefit of the Property as contemplated by the Financing Documents.
          (b) The Grantor shall immediately upon the receipt of Notice from the Beneficiary, which may be given at any time and from time to time by the Beneficiary in its sole discretion (but not more frequently than once during any twelve (12) month period), cause an Environmental Assessment to be undertaken with respect to the Property and furnish the same to the Beneficiary within thirty (30) days after the date of the Beneficiary’s request. The cost of any such Environmental Assessment shall be borne exclusively by the Grantor. The Grantor shall cooperate with each environmental consulting firm engaged to make any such Environmental Assessment and shall supply to each such environmental consulting firm, from time to time and promptly on request, all information available to the Grantor to facilitate the completion of the Environmental Assessment. Notwithstanding the foregoing, the Beneficiary shall be under no duty to require the preparation of any Environmental Assessment of the Property, and in no event shall any such Environmental Assessment by the Beneficiary be or give rise to any representation or warranty by the Beneficiary that Hazardous Materials are or are not present on the Property, or that there has been compliance by the Grantor or any other Person with any Environmental Requirement.
          (c) The Grantor shall protect, indemnify, defend and hold the Beneficiary, the Trustees, any Persons owned or controlled by, owning or controlling, or under the common control of or affiliated with, the Beneficiary and/or the Trustees, any participants in the Loan, the directors, officers, employees and agents of the Beneficiary, and/or such other Persons, and the heirs, personal representatives, successors and assigns of each of the foregoing, harmless from and against any and all Claims of any kind or nature whatsoever arising out of or in any way connected with any investigative, enforcement, cleanup, removal, containment, remedial or other private, governmental or regulatory action at any time threatened, instituted or completed pursuant to any applicable Environmental Requirement against the Grantor or the Beneficiary or against or with respect to the Property or any condition, use or activity on the Property or at any time threatened or made by any Person against the Grantor or the Beneficiary or against or with respect to the Property or any condition, use or activity on the Property relating to any damage, contribution, cost recovery, compensation, loss or injury resulting from or in any way arising in connection with any Hazardous Materials or Hazardous Materials Contamination. Upon demand by the Beneficiary, the Grantor shall diligently defend any such Claim which affects the Property or is made or commenced against the Beneficiary, whether alone or together with the Grantor or any other Person, all at the Grantor’s sole cost and expense and by counsel to be approved by the Beneficiary in the exercise of its reasonable judgment. In the alternative, the Beneficiary may at any time elect to conduct its own defense through counsel selected by the Beneficiary and at the cost and expense of the Grantor.
     Section 4.18 Right to Perform.
     If the Grantor fails to promptly pay or perform any of the Obligations, the Beneficiary, without Notice to or demand upon the Grantor, and without waiving or releasing any Obligation or Default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Grantor. The Beneficiary may enter upon the Property for that purpose and take all action thereon as the Beneficiary considers necessary or appropriate. All Expenses incurred by the Beneficiary pursuant to this Section, together with interest thereon at the Reimbursement Rate, shall be paid by the Grantor to the Beneficiary as provided in Section 4.19 (Reimbursement; Interest).
     Section 4.19 Reimbursement; Interest.
     If Beneficiary or the Trustees shall incur any Expenses or pay any Claims to which Beneficiary or the Trustees become a party by reason of this Deed of Trust or the rights and remedies provided hereunder (regardless of whether this Deed of Trust expressly provides for an indemnification against such Claims by Grantor), such Expenses and Claims shall be (a) paid by Grantor to Beneficiary on demand, together with interest thereon from the date incurred until paid in full by Grantor at the Reimbursement Rate and (b) a part of the Obligations. Notwithstanding the foregoing, however, in any action or proceeding to foreclose this Deed of Trust or to recover or collect the Obligations, the provisions of Law governing the recovery of costs, disbursements and allowances shall prevail unaffected by this Section. Whenever this Deed of Trust provides for interest to be paid by Grantor at the Reimbursement Rate, the Reimbursement Rate shall be calculated on the basis of a 365-day year factor applied to actual days elapsed.
     Section 4.20 Permitted Contests.
     Grantor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Grantor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) neither Beneficiary nor the Trustees are subjected to any Claim, and (d) Grantor provides assurances satisfactory to Beneficiary (including, without limitation, the establishment of an appropriate reserve account with Beneficiary) of its ability to pay such Property Assessments or comply with such Law in the event Grantor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Grantor shall indemnify and save Beneficiary and Trustees harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Grantor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.
     Section 4.21 Security Agreement.
     This Deed of Trust creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Deed of Trust constitutes a security agreement from the Grantor to the Beneficiary under the Uniform Commercial Code of the State. This Deed of Trust constitutes a fixture filing under the Uniform Commercial Code of the State, as amended or recodified from time to time, and covers property which includes goods that are or are to become fixtures on the Property. “Fixtures” shall include all articles of personal property now or hereafter attached to, placed upon for an indefinite term or used in connection with said real property, appurtenances and improvements, together with all goods and other property which are or at any time become so related to the Property that an interest in them arises under real estate law. The respective mailing addresses of Grantor and Beneficiary are set forth in the definition of “Notices” in Section 1.1 (Definitions).
     The Grantor hereby authorizes Beneficiary at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable law, required by Beneficiary to establish or maintain the validity, perfection and priority of the security interest granted in this Deed of Trust. For purposes of such filings, Grantor agrees to furnish any information requested by Beneficiary promptly upon request by Beneficiary. Grantor also ratifies its authorization for Beneficiary to have filed any like initial financing statements, amendment thereto or continuation statements if filed prior to the date of this Deed of Trust.
     Grantor shall pay all fees and costs that Beneficiary may incur in filing this or any other documents in public offices and in obtaining such record searches as Beneficiary may reasonably require. If any financing statement or other document is filed in the records normally pertaining to personal property, that filing shall never be construed as in any way derogating from or impairing this Deed of Trust or the rights or obligations of the parties under it. The Grantor hereby agrees to execute and deliver on demand, and hereby irrevocably constitutes and appoints the Beneficiary the attorney-in-fact of the Grantor, to execute, deliver and, if appropriate, to file with the appropriate filing office or offices, such financing statements or other instruments as the Beneficiary may request or require in order to perfect the security interest granted hereby or to continue the effectiveness of the same.
     Section 4.22 Access Law.
               (a) Grantor agrees to use its best efforts to ensure that the Property shall at all times comply with and remain in compliance with the requirements of the Americans with Disabilities Act of 1990, all state and local Laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant to any of the foregoing, including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities, all to the extent applicable to the Property (collectively, “Access Laws”).

               (b) Notwithstanding any provisions set forth herein or in any other document regarding Beneficiary’s approval of alterations of the Property, Grantor shall not alter the Property in any manner which would increase Grantor’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Beneficiary. The foregoing shall apply to tenant improvements constructed by Grantor or by any of its tenants. Beneficiary may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person acceptable to Beneficiary.
               (c) Grantor agrees to give prompt notice to Beneficiary of the receipt by Grantor of any complaints related to violations of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.
     Section 4.23 Appraisals.
     Beneficiary shall have the right, upon an Event of Default, but not the obligation to require annual updated appraisals of the Property, which appraisals shall be prepared by an appraiser or appraisers designated by Beneficiary and shall be in all respects acceptable to Beneficiary. The basis of the appraisal calculations shown on such appraisal reports and all other aspects of the appraisal reports must be satisfactory to Beneficiary in all respects. A copy of such appraisal reports shall be released to Grantor. Grantor shall reimburse Beneficiary upon demand for all costs and expenses incurred by Beneficiary with respect to the preparation and review of all future appraisals required pursuant to the terms hereof; provided, however, Grantor shall not be obligated to reimburse Beneficiary for more than one (1) appraisal during the term of the Loan.
ARTICLE V
NEGATIVE COVENANTS
     Section 5.1 Encumbrances.
     Without the prior written consent of Beneficiary, Grantor will not permit the Real Property or the Personalty, or the Leases, Rents and Contracts of Sale, to become subject to any Encumbrances other than the Permitted Encumbrances. Grantor shall give Beneficiary Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure.
     Section 5.2 Transfer of the Property.
     Grantor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for Transfers of the Equipment permitted by Section 5.3 (Removal, etc. of Equipment).
     Section 5.3 Removal, etc. of Equipment.
     Except to the extent permitted by the following sentence, none of the Improvements or Equipment shall be removed, demolished or materially altered, without the prior written consent of the Beneficiary. Grantor may remove and dispose of, free from the Lien of this Deed of Trust, such Equipment as from time to time becomes worn out or obsolete, provided that, either (a) at the time of, or prior to, such removal, any such Equipment is replaced with other Equipment which is free from Liens other than Permitted Encumbrances and has a value at least equal to that of the replaced Equipment (and by such removal and replacement Grantor shall be deemed to have subjected such Equipment to the Lien of this Deed of Trust), or (b) so long as a prepayment may be made without penalty pursuant to the Note, such Equipment is sold at fair market value for cash and the net cash proceeds received from such disposition are paid over promptly to Beneficiary to be applied to the prepayment of the principal of the Loan.
     Section 5.4 Additional Improvements.
     Grantor will not construct or permit to be constructed any Improvements for which costs exceed $1,000,000 in the aggregate other than those presently on the Land without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld. Grantor will complete and pay for, within a reasonable time, any Improvements which Grantor is permitted to construct on the Land. Grantor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction lines applicable to the Land.
     Section 5.5 Restrictive Covenants, Zoning, etc.
     Without the prior written consent of Beneficiary, which consent shall not be unreasonably withheld, Grantor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions, limiting or defining the uses which may be made of the Property. Grantor will (a) promptly perform and observe, and cause to be performed and observed, all of the terms and conditions of all material agreements affecting the Property, and (b) do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.
     Section 5.6 Prohibition on Hazardous Materials.
     The Grantor will not cause, commit, permit or allow to continue any violation of any Environmental Requirement by any Person on or with respect to the Property. The Grantor will not place, install, store, spill, leak, dispose of or release, or cause, commit, permit, or allow the placement, installation, storage, spilling, leaking, disposal or release of, any Hazardous Materials on the Property and will keep the Property free of all Hazardous Materials Contamination.
ARTICLE VI
EVENTS OF DEFAULT
     The occurrence of any one or more of the following shall constitute an “Event of Default” under this Deed of Trust:
     Section 6.1 Representations and Warranties.
     Any representation or warranty contained in this Deed of Trust, or in any other document, certificate or opinion delivered to Beneficiary in connection with the Loan, proves at any time to be incorrect or misleading in any material respect.

     Section 6.2 Payment Obligations.
     Grantor fails to promptly pay any of the Obligations when and as provided in the Financing Documents, subject to the notice and cure provisions contained in the Financing Documents.
     Section 6.3 Transfer of the Property; Encumbrances.
     Grantor fails to comply with Section 5.1 (Encumbrances) or Section 5.2 (Transfer of the Property).
     Section 6.4 Insurance Obligations.
     Grantor fails to promptly perform or comply with any of Grantor’s obligations in Section 4.2 (Insurance).
     Section 6.5 Hazardous Materials.
     Grantor fails to promptly perform or comply with any of the terms and conditions set forth in Section 4.17 (Hazardous Materials; Contamination) or Section 5.6 (Prohibition on Hazardous Materials).
     Section 6.6 Other Obligations.
     Grantor fails to promptly perform or comply with any of the Obligations (other than those expressly described in other Sections of this ARTICLE VI), and such failure continues uncured for a period of thirty (30) days after Notice from Beneficiary to Grantor, unless the nature of the failure is such that (a) it cannot be cured within the thirty (30) day period, (b) Grantor institutes corrective action within the thirty (30) day period and (c) Grantor diligently pursues such action and completes the cure within ninety (90) days or as promptly as reasonably possible under the circumstances.
     Section 6.7 Event of Default Under Other Financing Documents.
     An Event of Default (as defined therein) occurs under any of the Financing Documents other than this Deed of Trust.
     Section 6.8 Change in Zoning or Public Restriction.
     Any change in any zoning ordinance or regulation or any other public restriction is enacted, adopted or implemented, that limits or defines the uses which may be made of the Property such that the present or intended use of the Property as a Facility, would be in violation of such zoning ordinance or regulation or public restriction, as changed, and not permitted as a pre-existing, non-conforming use.
     Section 6.9 Default Under Other Lien Documents.
     A default occurs under any other mortgage, deed of trust or security agreement covering all or any portion of the Property, including, without limitation, any Permitted Encumbrances.

     Section 6.10 Voluntary Bankruptcy, etc.
     Grantor or Guarantor (a) applies for, or consents in writing to, the appointment of a receiver, trustee or liquidator of Grantor or Guarantor or the Property or of all or substantially all of Grantor’s or Guarantor’s other assets, or (b) files a voluntary petition in bankruptcy or admits in writing its inability to pay its debts as they become due, or (c) makes a general assignment for the benefit of creditors, or (d) files a petition or an answer seeking a reorganization (other than a reorganization not involving the liabilities of Grantor or Guarantor) or an arrangement with creditors or takes advantage of any bankruptcy or insolvency law, or (e) files an answer admitting the material allegations of a petition filed against Grantor or Guarantor in any bankruptcy, reorganization or insolvency proceeding.
     Section 6.11 Involuntary Bankruptcy, etc.
     An order, judgment or decree is entered by any court of competent jurisdiction on the application of a creditor adjudicating Grantor or Guarantor as bankrupt or insolvent, or appointing a receiver, trustee or liquidator of Grantor, Guarantor or of the Property, or of all or substantially all of Grantor’s or Guarantor’s other assets, and such order, judgment or decree continues unstayed and in effect for a period of ninety (90) days from the date entered.
     Section 6.12 Execution; Attachment.
     Any execution or attachment is levied against the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.
     Section 6.13 Judgment.
     Unless adequately covered by insurance in the opinion of Beneficiary, the entry of a final, non-appealable judgment for the payment of money involving more than $100,000 against Grantor or Guarantor and the failure by Grantor or Guarantor, respectively, to discharge the same, or cause it to be discharged, or bonded off to Beneficiary’s satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered.
     Section 6.14 Change in Business Status.
     Unless the written consent of Beneficiary is previously obtained, the sale of all or substantially all of the business assets of Grantor, or the commencement of any proceeding to dissolve or liquidate Grantor, or the occurrence of any change in the form of business entity through which Grantor presently conducts its business, or the occurrence of any merger or consolidation involving Grantor.
     Section 6.15 Default Under Other Indebtedness.
     Grantor fails to pay any indebtedness of Grantor (other than the Loan) owed to Beneficiary when and as due and payable (whether by acceleration or otherwise).
     Section 6.16 Swap Default.
     An event occurs which gives the Beneficiary the right or option to terminate any Swap Contract which is secured by this Deed of Trust.

     Section 6.17 Dissolution of Grantor, etc.
     Without Beneficiary’s prior express written consent thereto, (a) Grantor is dissolved either pursuant to the provisions of its operating agreement, by operation of law, or in any other manner, voluntarily or otherwise; (b) the operating agreement of Grantor is terminated pursuant to any of its provisions or by operation of law, or amended or modified in any material respect; (c) if any member of Grantor either directly or indirectly sells, assigns, mortgages, pledges, hypothecates, transfers or otherwise encumbers or permits to be encumbered any or all of his, her or its interest in Grantor (other than for the benefit of Beneficiary) or withdraws voluntarily or involuntarily (by operation of law or otherwise) from Grantor; or (d) any new member is admitted to Grantor.
     Section 6.18 Management of the Facility.
     Sunrise Senior Living Management, Inc. or an entity controlled by Sunrise Senior Living, Inc. ceases to operate and manage the Facility.
     Section 6.19 Appraisals.
     Grantor fails to promptly perform or comply with any of the terms and conditions set forth in Section 4.23 (Appraisals).
ARTICLE VII
RIGHTS AND REMEDIES
     Upon the occurrence of any Event of Default, Beneficiary, or the Trustees at the direction of Beneficiary, may at any time thereafter exercise any of the following rights, powers or remedies:
     Section 7.1 Acceleration.
     Beneficiary may declare (without Notice to Grantor and without presentment, demand, protest or notice of protest or of dishonor, all of which Grantor hereby waives) the Obligations to be immediately due and payable.
     Section 7.2 Foreclosure.
     The Trustees, personally or by their agent or attorneys, may sell the Property, or any part or parts thereof, and all estate, right, title, interest, claim and demand therein, at public auction at such time and place and upon such terms and conditions as the Trustees may deem appropriate or as may be required or permitted by applicable law, after having first advertised the time, place and terms of sale in accordance with applicable law. In the event of any such sale, the Beneficiary may bid for and purchase the Property (or such portion thereof as may be offered for sale) and shall be entitled to apply all or any part of the amount secured by this Deed of Trust as a credit to the purchase price. At any foreclosure sale, such portion of the Property as is offered for sale may, at the Beneficiary’s option, be offered for sale for one total price, and the proceeds of such sale accounted for in one account without distinction between the items of security or without assigning to them any proportion of such proceeds, the Grantor hereby waiving the application of any doctrine of marshalling. If less than all of the Property is sold at foreclosure and any of the

Obligations remain outstanding after the sale proceeds are applied thereto, this Deed of Trust shall continue as a lien on the Property remaining unsold, and the Beneficiary may at any time thereafter direct the Trustees to sell the same as provided above.
     Section 7.3 Application of Proceeds.
     In the event of a foreclosure sale of the Property, either judicially or by private power of sale, the proceeds of said sale shall be applied, unless applicable statutes shall specify otherwise, first, to the expenses of such sale and of all proceedings in connection therewith, including attorneys’; and trustee’s fees, then to insurance premiums, liens, assessments, taxes and charges including utility charges advanced by the Beneficiary together with interest at the interest rate provide in the Note, this Deed of Trust or the Financing Documents, and finally the remainder, if any, shall be paid to the Grantor or as otherwise may be required by the provisions of applicable law.
     Section 7.4 No Reinstatement.
     Except as otherwise provided by applicable law, if a Default shall have occurred and the Beneficiary or the Trustees shall have commenced to exercise any of the remedies permitted hereunder, then a tender of payment by the Grantor or by anyone on behalf of the Grantor of the amount necessary to satisfy all sums due hereunder, or the acceptance by the Beneficiary of any such payment so tendered, shall not, without the prior consent of the Beneficiary, constitute a reinstatement of the Note or this Deed of Trust.
     Section 7.5 Taking Possession or Control of the Property.
     As a matter of right without regard to the adequacy of the security, and to the extent permitted by law without Notice to Grantor, Beneficiary shall be entitled, upon application to a court of competent jurisdiction, to the immediate appointment of a receiver for all or any part of the Property and the Rents, whether such receivership be incidental to a proposed sale of the Property or otherwise, and Grantor hereby consents to the appointment of such a receiver. In addition, to the extent permitted by Law, and with or without the appointment of a receiver, or an application therefor, Beneficiary may (a) enter upon, and take possession of (and Grantor shall surrender actual possession of), the Property or any part thereof, without Notice to Grantor and without bringing any legal action or proceeding, or, if necessary by force, legal proceedings, ejectment or otherwise, and (b) remove and exclude Grantor and its agents and employees therefrom.
     Section 7.6 Management of the Property.
     Upon obtaining possession of the Property or upon the appointment of a receiver as described in Section 7.5 (Taking Possession or Control), Beneficiary, the Trustees or the receiver, as the case may be, may, at their sole option, (a) make all necessary or proper repairs and Additions to or upon the Property, (b) operate, maintain, control, make secure and preserve the Property, (c) receive all Rents, and (d) complete the construction of any unfinished Improvements on the Property and, in connection therewith, continue any and all outstanding contracts for the erection and completion of such Improvements and make and enter into any further contracts which may be necessary, either in their or its own name (the cost of completing the Improvements shall be Expenses secured by this Deed of Trust and accrue interest as set forth in Section 4.19

(Reimbursement; Interest)). In so doing, Beneficiary, the Trustees or such receiver shall have the right to manage the Property and to carry on the business of Grantor and may exercise all of the rights and powers of Grantor, including, but without limiting the generality of the foregoing, the right to lease the Property, to cancel, modify, renew or extend any Lease or sub-lease of the Property and to carry on any contracts entered into by Grantor with respect to the Property. Beneficiary, the Trustees or such receiver shall be under no liability for, or by reason of, any such taking of possession, entry, holding, removal, maintaining, operation or management, except for willful misconduct. Any Rents received shall be applied (a) first, to pay all Expenses, and (b) the balance, if any, to payment of the other Obligations. Grantor shall pay on demand to Beneficiary, the receiver or the Trustees (as the case may be) the amount of any deficiency between (a) the Rents received by Beneficiary, the receiver or the Trustees, and (b) all Expenses incurred together with interest thereon at the Reimbursement Rate as provided in Section 4.19 (Reimbursement; Interest). The exercise of the remedies provided in this Section shall not cure or waive any Event of Default, and the enforcement of such remedies, once commenced, shall continue for so long as Beneficiary shall elect, notwithstanding the fact that the exercise of such remedies may have, for a time, cured the original Event of Default.
     Section 7.7 Uniform Commercial Code.
     Beneficiary may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Upon the occurrence of any Event of Default, Grantor shall assemble all of the Equipment and make the same available within the Improvements. Any notification required by the Uniform Commercial Code with respect to a sale or other disposition of Personalty shall be deemed reasonably and properly given if sent in accordance with the Notice provision of this Deed of Trust at least ten (10) days before any such sale or disposition. Disposition of the Personalty shall be deemed commercially reasonable if made pursuant to a public sale advertised at least twice in a newspaper of general circulation in the community where the Property is located. Proceeds from any such sale shall be applied as follows: (a) first, to pay all Expenses incurred in connection with the sale, and (b) the balance, if any, to payment of the other Obligations.
     Section 7.8 Other Remedies.
     Beneficiary shall have the right from time to time to enforce any legal or equitable remedy against Grantor and to sue Grantor for any sums (whether interest, damages for failure to pay principal or any installments thereof, taxes, or any other sums required to be paid under the terms of this Deed of Trust, as the same become due), without regard to whether or not any other of the Obligations shall be due, and without prejudice to the right of Beneficiary thereafter to enforce any appropriate remedy against Grantor, including, without limitation, an action of foreclosure or an action for specific performance for a Default by Grantor existing at the time such earlier action was commenced.
     Section 7.9 Remedies, etc. Cumulative.
     Each right, power and remedy of Beneficiary or the Trustees as provided for in this Deed of Trust, or in any of the other Financing Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust, or in any of the other Financing Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Beneficiary or the Trustees of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Beneficiary or the Trustees of any or all such other rights, powers or remedies.
     Section 7.10 No Waiver by Beneficiary etc.
     No course of dealing or conduct between Beneficiary, the Trustees and Grantor shall be effective to amend, modify or change any provisions of this Deed of Trust or the other Financing Documents. No failure or delay by Beneficiary or the Trustees to insist upon the strict performance of any term, covenant or agreement of this Deed of Trust or of any of the other Financing Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Beneficiary or the Trustees from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Beneficiary or the Trustees shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Grantor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Beneficiary to comply with any request of Grantor or of any other Person to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Beneficiary, or (c) Beneficiary extending the time of payment or modifying the terms of this Deed of Trust or any of the other Financing Documents without first having obtained the consent of Grantor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Beneficiary may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations, and may extend the time of payment or otherwise modify the terms of this Deed of Trust or any of the other Financing Documents without in any way impairing or affecting the Lien of this Deed of Trust or the priority of this Deed of Trust over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Deed of Trust. Beneficiary may resort to the security or collateral described in this Deed of Trust or any of the other Financing Documents in such order and manner as Beneficiary may elect in its sole discretion.
     Section 7.11 Waivers and Agreements Regarding Remedies.
     To the full extent Grantor may do so, Grantor hereby:
               (a) agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, extension and notice of election to accelerate the Obligations;
               (b) waives all rights to a marshalling of the assets of Grantor, including without limitation, the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshalling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Beneficiary under the terms of this Deed of Trust to a sale of the Property without any prior or different resort for collection, or the right of Beneficiary to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;
               (c) waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action;
               (d) waives and relinquishes any and all rights and remedies which Grantor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties; and
               (e) any requirement that the Beneficiary or the Trustees present evidence or otherwise proceed before any court, clerk or other judicial or quasi-judicial body before exercising the power of sale contained in this Deed of Trust.
     Section 7.12 Setoff.
     Beneficiary may set off against and apply any funds of Grantor on deposit with, or under the control of, Beneficiary to the payment of the Obligations, without Notice and without resort to any judicial proceeding.
ARTICLE VIII
THE TRUSTEES
     Section 8.1 Liability of the Trustees.
     The Trustees shall have no liability or responsibility for, and make no warranties in connection with, the validity or enforceability of any of the Financing Documents or the description, value or status of title to the Property. The Trustees shall be protected in acting upon any notice, request, consent, demand, statement, note or other paper or document believed by them to be genuine and to have been signed by the party or parties purporting to sign the same. The Trustees shall not be liable for any error of judgment, nor for any act done or step taken or omitted, nor for any mistakes of law or fact, nor for anything which the Trustees may do or refrain from doing in good faith, nor generally shall either of the Trustees have any accountability hereunder except for willful misconduct and/or gross negligence. The powers and duties of the Trustees hereunder may be exercised through such attorneys, agents or servants as they may appoint, and the Trustees shall have no liability or responsibility for any act, failure to act, negligence or willful conduct of such attorney, agent or servant, so long as they were selected with reasonable care. In addition, the Trustees may consult with legal counsel selected by them and the Trustees shall have no liability or responsibility by reason of any act or failure to act in accordance with the opinions of such counsel. The Trustees may act hereunder and may sell or otherwise dispose of the Property or any part thereof as herein provided, although the Trustees have been, may now be or may hereafter be, attorneys, officers, agents or employees of Beneficiary, in respect of any matter of business whatsoever. The Trustees, however, shall have no obligation to sell all or any part of the Property following an Event of Default or to take any other action authorized to be taken by them hereunder except upon the demand of Beneficiary.
     Section 8.2 Substitution of Trustees, etc.
     Beneficiary shall have, and is hereby granted with warranty of further assurances, the irrevocable power to appoint a new or replacement or substitute Trustee or Trustees. Such power may be exercised at any time without notice, without cause and without specifying any reason therefor, by filing for record in the office where this Deed of Trust is recorded a Deed of Appointment. The power of appointment of a successor Trustee or Trustees may be exercised as often as and whenever Beneficiary may choose, and the exercise of the power of appointment, no matter how often, shall not be an exhaustion thereof. Upon the recordation of such Deed or Deeds of Appointment, the Trustee or Trustees so appointed shall thereupon, without any further act or deed of conveyance, become fully vested with identically the same title and estate in and to the Property and with all the rights, powers, trusts and duties of their, his or its predecessor in the trust hereunder with like effect as if originally named as Trustees or as one of the Trustees hereunder. Whenever in this Deed of Trust reference is made to the Trustees, it shall be construed to mean the Trustee or Trustees for the time being, whether original or successors or successor in trust. All title, estate, rights, powers, trusts and duties hereunder given or appertaining to or devolving upon the Trustees shall be in each of the Trustees so that any action hereunder or purporting to be hereunder of any one of the original or any successor Trustees shall for all purposes be considered to be, and as effective as, the action of all the Trustees.
ARTICLE IX
MISCELLANEOUS
     Section 9.1 Application of Moneys.
     Whenever it is provided in this Deed of Trust for any moneys to be applied to payment of the Obligations, and no express order of payment is set forth, such moneys shall be applied to the Obligations in such order and manner as Beneficiary may determine in its sole discretion.
     Section 9.2 Further Assurances.
     At any time, and from time to time, upon request by Beneficiary, Grantor will, at Grantor’s expense, (a) correct any defect, error or omission which may be discovered in the form or content of any of the Financing Documents, and (b) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates, and other documents as may, in the opinion of Beneficiary, be necessary or desirable in order to complete, perfect or continue and preserve the Lien of this Deed of Trust. Upon any failure by Grantor to do so, Beneficiary may make, execute and record any and all such instruments, certificates and documents for and in the name of Grantor, all at the sole expense of Grantor, and Grantor hereby irrevocably appoints Beneficiary the agent and attorney-in-fact of Grantor to do so, this appointment being coupled with an interest. With respect to any financing statement, Grantor agrees that a carbon, photographic or other reproduction of a security agreement or a financing statement is sufficient as a financing statement for purposes of Section 28.9-402 of the Uniform Commercial Code of the State.
     Section 9.3 Notices.
     All Notices shall be deemed to have been received when delivered by hand, when delivered to an overnight courier, or three (3) days following deposit of such Notice in the mail in the manner provided for in the definition of Notices in ARTICLE I (Definitions; Rules of Construction).
     Section 9.4 Successors and Assigns.
     All of the grants, covenants, terms, provisions and conditions of this Deed of Trust shall run with the Land and shall apply to and bind the successors and assigns of Grantor (including any permitted subsequent owner of the Property), and inure to the benefit of Beneficiary, its successors and assigns and to the successors in trust of the Trustees.
     Section 9.5 No Warranty by Beneficiary or Trustees.
     By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Grantor or to be given to Beneficiary or the Trustees pursuant to this Deed of Trust or any of the other Financing Documents, Beneficiary and the Trustees shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Beneficiary or the Trustees.
     Section 9.6 Amendments.
     This Deed of Trust may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.
     Section 9.7 Illegality.
     If fulfillment of any provision of this Deed of Trust or any transaction related hereto shall at any time involve transcending the limit of validity prescribed by Law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity; and if any clause or provision herein contained, other than the provisions requiring Grantor to pay the Obligations, operates or would prospectively operate to invalidate this Deed of Trust in whole or in part, then such clause or provision only shall be void, as though not herein contained, and the remainder of this Deed of Trust shall remain operative and in full force and effect; and if such clause or provision requires Grantor to pay any of the Obligations, then at the sole option of Beneficiary, all of the Obligations shall become due and payable.

     Section 9.8 Assignments by Beneficiary.
     Beneficiary may, without notice to, or consent of, Grantor, sell, assign or transfer to or participate with any Person or Persons all or any part of the Obligations, and each such Person or Persons shall have the right to enforce the provisions of this Deed of Trust and any of the other Financing Documents as fully as Beneficiary, provided that Beneficiary shall continue to have the unimpaired right to enforce the provisions of this Deed of Trust and any of the other Financing Documents as to so much of the Obligations that Beneficiary has not sold, assigned or transferred. In connection with the foregoing, Beneficiary shall have the right to disclose to any such actual or potential purchaser, assignee, transferee or participant all financial records, information, reports, financial statements and documents obtained in connection with this Agreement and any of the other Financing Documents or otherwise. Notwithstanding the foregoing provisions of this Section 9.8, Beneficiary shall give notice to Grantor of any sale, assignment, transfer or participation to a Person who is an affiliate or successor of Beneficiary either before or after the transaction has occurred as Beneficiary shall determine; however, Beneficiary shall give notice to Grantor in advance of any such transaction with a non-affiliate.
     Section 9.9 Governing Law.
     This Deed of Trust shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State.
     Section 9.10 Counterparts.
     This Deed of Trust may be executed in any number of duplicate originals, each of which shall be an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed under seal as of the day and year first written above.

WITNESS OR ATTEST:	GRANTOR:

SUNRISE CONNECTICUT AVENUE ASSISTED LIVING L.L.C.

	By:	Sunrise Senior Living Investments, Inc., its sole Member

/s/ Kelly L. Hayden	By:	/s/ James S. Pope		(SEAL)
		Name:	James S. Pope
		Title:	Vice President

COMMONWEALTH OF VIRGINIA, COUNTY OF FAIRFAX, TO WIT:
     On August ___, 2007, before me,                                         , a Notary Public in and for the Commonwealth shown above, appeared                                         , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose signature is subscribed to the within instrument, and acknowledged to me that he executed the same in his authorized capacity as                                          of Sunrise Senior Living Investments, Inc., sole Member of Sunrise Connecticut Avenue Assisted Living, L.L.C., and that by his signature on the instrument the entity upon behalf of which he acted, executed the instrument.
     WITNESS my hand and official seal.

/s/ Notary Public
My Commission Expires:

EXHIBIT A
PROPERTY DESCRIPTION
Lot 162 in Square 1989 in a subdivision made by Sunrise Connecticut Avenue Assisted Living, LLC, and others, as per plat recorded in Liber No. 194 at folio 37 among the Records of the Office of the Surveyor of the District of Columbia.

Names and Addresses of All Parties to Deed of Trust:

Grantor:	Sunrise Connecticut Avenue Assisted Living L.L.C.
c/o Sunrise Senior Living, Inc.
7902 Westpark Drive
McLean, Virginia 22102

Trustee(s):	Alexandra Johns and Ellen-Elizabeth Lee
7926 Jones Branch Drive
McLean, VA 22102

Grantee:	Chevy Chase Bank, F.S.B.
7926 Jones Branch Drive
McLean, VA 22102